UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2004

CHIQUITA BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey (State or Other Jurisdiction of Incorporation)	1-1550 (Commission File Number)	04-1923360 (IRS Employer Identification No.)

250 East Fifth Street, Cincinnati, Ohio 45202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (513) 784-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.    Other Events

On September 14, 2004, Chiquita Brands International, Inc. (the “Company”) announced that it had commenced a tender offer and consent solicitation for any or all of its 10.56% Senior Notes due 2009. The terms of the tender offer and consent solicitation are described in the press release attached as Exhibit 9.01(c) 99.1

Separately, the Company is filing a description of certain risk factors affecting the Company and its business, attached as Exhibit 9.01 (c) 99.2.

Item 9.01.    Financial Statements and Exhibits

(c)  Exhibits

99.1	News release of Chiquita Brands International, Inc. dated September 14, 2004 describing its tender offer and consent solicitation relating to its $250 million of 10.56% Senior Notes due 2009.

99.2	Description of certain risk factors relating to the Company and its business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2004	CHIQUITA BRANDS INTERNATIONAL, INC.

	By:	/S/ ROBERT W. OLSON
Robert W. Olson Senior Vice President, General Counsel and Secretary